EXHIBIT 99.2

Quarterly Supplemental Information
March 31, 2015

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 48 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information report might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. Prior to the second quarter of 2014, when the Company sold properties or was under a binding contract to sell properties, it restated historical income statements with the financial results of the sold or under contract assets presented in discontinued operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer and operator of high-quality, Class A office properties located in select sub-markets of major U.S. cities. Its geographically-diversified, over $5 billion portfolio is comprised of more than 21 million square feet. The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s and Moody’s. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	March 31, 2015	December 31, 2014
Number of consolidated office properties (1)	74	74
Rentable square footage (in thousands) (1)	21,531	21,471
Percent leased (2)	88.8%	87.7%
Capitalization (in thousands):
Total debt - principal amount outstanding	$2,328,654	$2,279,787
Equity market capitalization (3)	$2,872,258	$2,907,466
Total market capitalization (3)	$5,200,912	$5,187,253
Total debt / Total market capitalization (3)	44.8%	43.9%
Total debt / Total gross assets	38.7%	38.2%
Common stock data
High closing price during quarter	$20.01	$20.00
Low closing price during quarter	$17.65	$17.61
Closing price of common stock at period end	$18.61	$18.84
Weighted average fully diluted shares outstanding during quarter (in thousands)	154,580	154,420
Shares of common stock issued and outstanding (in thousands)	154,340	154,324
Annual dividend per share (4)	$0.82	$0.81
Rating / outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	130	130

(1)
As of March 31, 2015, our consolidated office portfolio consisted of 74 properties (exclusive of our equity interest in one property owned through an unconsolidated joint venture and one property that was taken out of service for redevelopment on January 1, 2014, 3100 Clarendon Boulevard in Arlington, VA). During the first quarter of 2015, we sold 3900 Dallas Parkway, a 120,000 square foot office building located in Plano, TX, and acquired Park Place on Turtle Creek, a 178,000 square foot office building located in Dallas, TX. For additional detail on asset transactions, please refer to page 37.

(2)
Calculated as leased square footage plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties and one out of service property. Please refer to page 27 for additional analyses regarding Piedmont's leased percentage.

(3)	Reflects common stock closing price as of the end of the reporting period.
(4)	Total of the per share dividends paid over the prior four quarters.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon	Raymond L. Owens
Chief Executive Officer, President	Chief Financial Officer and Executive	Chief Accounting Officer and	Executive Vice President,
and Director	Vice President	Senior Vice President	Capital Markets

Joseph H. Pangburn	Thomas R. Prescott	Carroll A. Reddic, IV	Robert K. Wiberg
Executive Vice President,	Executive Vice President,	Executive Vice President,	Executive Vice President,
Southwest Region	Midwest Region	Real Estate Operations and Assistant	Mid-Atlantic Region and
		Secretary	Head of Development

Board of Directors

Michael R. Buchanan	Wesley E. Cantrell	William H. Keogler, Jr.	Barbara B. Lang
Director and Chairman of the	Director and Chairman of	Director	Director
Board of Directors	Governance Committee

Frank C. McDowell	Donald A. Miller, CFA	Raymond G. Milnes, Jr.	Donald S. Moss
Director, Vice Chairman of the	Chief Executive Officer, President	Director and Chairman of	Director
Board of Directors and Chairman	and Director	Audit Committee
of Compensation Committee

Jeffery L. Swope
Director and Chairman of
Capital Committee

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of March 31, 2015

Financial Results (1)

Funds from operations (FFO) for the quarter ended March 31, 2015 was $60.0 million, or $0.39 per share (diluted), compared to $58.0 million, or $0.37 per share (diluted), for the same quarter in 2014. The increase in FFO for the three months ended March 31, 2015 as compared to the same period in 2014 was primarily attributable to increased operating income contributions from 1) the commencement of several new leases, most notably the 222,000 square foot lease with Epsilon Data Management at 6021 Connection Drive in Irving, TX and the 174,000 square foot lease with Integrys at Aon Center in Chicago, IL, 2) leases under which operating expense recovery abatements have expired, and 3) newly acquired properties, all of which were partially offset by 4) lower non-recurring casualty and litigation insurance recoveries in 2015 over that received in 2014, 5) increased general and administrative expense in 2015 primarily related to higher incentive compensation expense associated with overall operating results for 2014 and stronger stock performance relative to peers, as well as 6) the loss of operating income contributions from properties sold since the beginning of 2014, including 3900 Dallas Parkway in Plano, TX.

Core funds from operations (Core FFO) for the quarter ended March 31, 2015 was $60.1 million, or $0.39 per share (diluted), compared to $55.1 million, or $0.36 per share (diluted), for the same quarter in 2014. Core FFO is defined as FFO with incremental adjustments for certain non-recurring items such as net insurance recoveries or losses from casualty events and litigation settlements, acquisition-related costs and other significant non-recurring items. The change in Core FFO for the three months ended March 31, 2015 as compared to the same period in 2014 was primarily attributable to the items described above for changes in FFO, with the exception of non-recurring insurance recoveries, which are not included in Core FFO.

Adjusted funds from operations (AFFO) for the quarter ended March 31, 2015 was $45.6 million, or $0.30 per share (diluted), compared to $32.0 million, or $0.21 per share (diluted), for the same quarter in 2014. The increase in AFFO for the three months ended March 31, 2015 as compared to the same period in 2014 was primarily related to the items described above for changes in FFO and Core FFO, as well as lesser amounts of straight line rent adjustments and non-incremental capital expenditures in 2015 when compared to 2014. Piedmont experienced a period of high lease expirations from 2011 to 2013. Given the competitive leasing environment over the last several years, many of the recent leases that the Company entered into included rental abatements, which typically occur at the beginning of a new lease's term. Many of the replacement or renewal leases with rental abatements are in the early stages of the new leases' terms, resulting in temporarily higher straight line rent adjustments for Piedmont. As the rental abatement periods continue to expire, the straight line rent adjustments will continue to decrease. The higher non-incremental capital expenditures in 2014 when compared to 2015 was also related to the high volume of lease transactions completed during the period from 2011 to 2013; the decrease in non-incremental capital expenditures in 2015 is reflective of the end of this high lease expiration and re-leasing period.

Operations & Leasing

On a square footage leased basis, our total office portfolio was 88.8% leased as of March 31, 2015, as compared to 87.7% in the prior quarter and 86.7% a year earlier. Please refer to page 27 for additional leased percentage information.

The weighted average remaining lease term of our portfolio was 7.0 years(2) as of March 31, 2015 as compared to 7.1 years at December 31, 2014.

As previously disclosed, Piedmont commenced the redevelopment of its 3100 Clarendon Boulevard property, a 262,000 square foot office and retail property located in Arlington, VA, during the first quarter of 2014. The building's existing retail tenants have remained in occupancy during the redevelopment. Therefore, from an accounting standpoint, the office component of the building has been out of service and the retail portion of the building, comprised of approximately 28,000 square feet, has remained in service during the redevelopment. However, for the purposes of statistical reporting throughout this supplemental report, the entire building has been removed from Piedmont's operating portfolio. For additional information regarding the redevelopment of 3100 Clarendon Boulevard, please refer to the Financing and Capital Activity section within the Financial Highlights of this report.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 39 for definitions of non-GAAP financial measures. See pages 15 and 41 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of March 31, 2015) is weighted based on Annualized Lease Revenue, as defined on page 39.

During the three months ended March 31, 2015, the Company completed 817,000 square feet of total leasing. Of the total leasing activity during the quarter, we signed renewal leases for 442,000 square feet and new tenant leases for 375,000 square feet. The average committed tenant improvement cost per square foot per year of lease term for renewal leases signed at our consolidated office properties during the three months ended March 31, 2015 was $1.75 and the same measure for new leases was $5.26 (see page 33).

During the three months ended March 31, 2015, we executed nine leases greater than 20,000 square feet with lengths of term of more than one year at our consolidated office properties. Information on those leases is set forth below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Americredit (1)	Chandler Forum	Chandler, AZ	149,863	2022	Renewal / Expansion
United States of America (Corporation for National and Community Service)	One Independence Square	Washington, DC	84,606	2030	New
Comcast	Windy Point I	Schaumburg, IL	72,513	2023	Renewal / Contraction
Microsoft	Aon Center	Chicago, IL	63,888	2022	Renewal / Contraction
Liberty Mutual Insurance Company	Suwanee Gateway One	Suwanee, GA	59,579	2020	New
Accertify	Two Pierce Place	Itasca, IL	40,451	2026	New
Access Intelligence	9211 Corporate Boulevard	Rockville, MD	32,402	2026	New
W. W. Grainger	3750 Brookside Parkway	Alpharetta, GA	29,246	2016	Renewal
Robert Half International	US Bancorp Center	Minneapolis, MN	22,580	2023	Renewal

As of March 31, 2015, there were two tenants whose leases were scheduled to expire during the eighteen month period following the end of the first quarter of 2015 which individually contributed greater than 1% in net Annualized Lease Revenue ("ALR"). Information regarding the leasing status of the spaces associated with these tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration	Current Leasing Status
KeyBank	2 Gatehall Drive	Parsippany, NJ	200,000	1.0%	Q1 2016	The tenant is not expected to renew its lease. The space is currently being marketed for lease.
Harcourt	Braker Pointe III	Austin, TX	195,230	1.1%	Q2 2016	The primary tenant is not expected to renew its lease. Discussions with current subtenants for direct leases have commenced. The Company is actively marketing the remainder of the space for lease.

(1)	In addition to expanding its lease by 36,692 square feet, absorbing all remaining available space in the building, the tenant extended its lease for its existing space by several months.

Future Lease Commencements and Abatements

As of March 31, 2015, our overall leased percentage was 88.8% and our economic leased percentage was 80.6%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant spaces but have not yet commenced (amounting to approximately 477,000 square feet of leases as of March 31, 2015, or 2.2% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1.7 million square feet of leases as of March 31, 2015, or a 6.0% impact to leased percentage on an economic basis).

Piedmont focuses its marketing efforts on large corporate office space users. The average size of lease in the Company's portfolio is approximately 28,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
Schlumberger Technology Corporation	1430 Enclave Parkway	Houston, TX	53,258	Vacant	Q2 2015	New
Liberty Mutual Insurance Company	Suwanee Gateway One	Suwanee, GA	59,579	Vacant	Q3 2015	New
Lockton Companies	500 West Monroe Street	Chicago, IL	52,201	Vacant	Q3 2015	New
United States of America (Corporation for National and Community Service)	One Independence Square	Washington, DC	84,606	Vacant	Q4 2015	New

Due to the current economic environment, many recently negotiated leases provide for rental abatement concessions to tenants. Rental abatements typically occur at the beginning of a new lease's term. Since 2010, Piedmont has signed approximately 15.3 million square feet of leases within its consolidated office portfolio. Due to the large number of new leases in the Company's portfolio, abatements provided under those new leases have impacted the Company's current cash net operating income and AFFO. Presented below is a schedule of leases with abatements of greater than 50,000 square feet that are either currently under abatement or will be so within the next twelve months.

Tenant	Property	Property Location	Square Feet	Remaining Abatement Schedule	Lease Expiration
Piper Jaffray	US Bancorp Center	Minneapolis, MN	123,882	June 2014 through May 2015	Q4 2025
GE Capital	500 West Monroe Street	Chicago, IL	53,283	December 2014 through June 2015 (26,317 square feet); March 2015 through March 2016 (26,966 square feet)	Q4 2027
Aon	Aon Center	Chicago, IL	413,778	January through May 2015 and 2016 (382,076 square feet); January 2014 through March 2015 (31,702 square feet)	Q4 2028
Miller Canfield	150 West Jefferson	Detroit, MI	109,261	January through March 2015 (entire space); January 2016 (69,974 square feet)	Q2 2026
Thoughtworks	Aon Center	Chicago, IL	52,529	January through March 2015, 2016 and 2017	Q4 2023
Mitsubishi Hitachi Power Systems	400 TownPark	Lake Mary, FL	75,321	February and March 2015, 2016, 2017 and 2018	Q1 2026
Advanced Micro Devices	90 Central Street	Boxborough, MA	107,244	March through November 2015	Q4 2020
Catamaran	Windy Point II	Schaumburg, IL	50,686	March 2015 through April 2016	Q1 2025
Integrys	Aon Center	Chicago, IL	160,423	May through September 2015 and 2016	Q2 2029
Liberty Mutual Insurance Company	Suwanee Gateway One	Suwanee, GA	59,579	July through October 2015	Q4 2020
Lockton Companies	500 West Monroe Street	Chicago, IL	52,201	August 2015 through July 2016	Q3 2026
Americredit	Chandler Forum	Chandler, AZ	149,863	September 2015 (78,182 square feet); January 2016 (149,863 square feet); September 2016 and 2017 (99,213 square feet)	Q1 2022
Comcast	Windy Point I	Schaumburg, IL	72,513	October 2015 through February 2016	Q1 2023
Nestle	800 North Brand Boulevard	Glendale, CA	400,892	December 2015 through March 2016	Q1 2021
DDB Needham	Aon Center	Chicago, IL	187,000	January 2016 through June 2018	Q2 2018
United States of America (Corporation for National and Community Service)	One Independence Square	Washington, DC	84,606	January 2016 through June 2017	Q4 2030

Financing and Capital Activity

As of March 31, 2015, our ratio of debt to total gross assets was 38.7%. This debt ratio is based on total principal amount outstanding for our various loans at March 31, 2015.
On February 5, 2015, the Board of Directors of Piedmont declared a dividend for the first quarter of 2015 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on February 27, 2015. The dividend was paid on March 20, 2015. The Company's dividend payout percentage for the three months ended March 31, 2015 was 54% of Core FFO and 71% of AFFO.

Dispositions (1)
On January 30, 2015, Piedmont sold 3900 Dallas Parkway, a 120,000 square foot, 100% leased office building located in Plano, TX. The property was sold for $26.2 million, or $218 per square foot. The sale allowed Piedmont to exit a non-strategic suburban asset and redeploy the sale proceeds into an urban infill asset in a target submarket, Park Place on Turtle Creek in the Uptown/Turtle Creek submarket of Dallas. Piedmont recorded a $10.1 million gain on the sale of the asset. For additional information on the disposition, please refer to page 37.

Acquisitions
On January 16, 2015, Piedmont completed the purchase of Park Place on Turtle Creek, a fourteen-story, 178,000 square foot office building located in the Uptown/Turtle Creek submarket of Dallas, TX for $46.6 million, or $263 per square foot. Built in 1986 and 88% leased, the asset offers immediate earnings growth and value accretion potential through leasing up existing vacancies and resetting below-market leases to market rental rates. The building is located along Dallas's prestigious Turtle Creek Boulevard and affords tenants an excellent amenity base, including numerous proximate restaurants and hotels, and immediate access to Highland Park, a housing location of choice for Dallas area executives. The property is located adjacent to The Mansion on Turtle Creek, one of Dallas's top-rated hotels, and is only steps away from the Katy Trail, a popular walking and biking trail. The acquisition was completed utilizing proceeds from the sale of 3900 Dallas Parkway mentioned above, and was consistent with two of the Company’s strategic objectives: 1) recycle out of non-strategic properties and 2) increase ownership in high-quality assets within its core operating markets which are considered to have above-average rent and value appreciation potential. For additional information on the acquisition, please refer to page 37.

Finance
At December 31, 2014, the Company had mortgage debt of $105 million and $168 million maturing in 2015 and 2016, respectively, in addition to a $50 million term loan maturing in 2015. As the year began, little to no debt was set to mature on the Company's debt maturity schedule in 2018, 2021, or 2022. In an effort to continue to ladder out its debt maturity schedule, on March 27, 2015, Piedmont closed on a $170 million, three-year unsecured term loan maturing on May 15, 2018. The proceeds were used to repay the Company's $50 million unsecured term loan and to reduce the balance outstanding under the revolving line of credit. The loan has a variable interest rate; Piedmont may select from multiple interest rate options under this facility, including the prime rate and various length LIBOR locks. The selected rate is subject to an additional spread based on Piedmont’s then current credit rating. As of March 31, 2015, the interest rate for LIBOR based loans was LIBOR + 112.5 basis points.

In anticipation of paying off a maturing mortgage and considering the current, historically-low interest rate environment, Piedmont entered into a forward-starting swap hedging program for planned 2016 financing activity. During the first quarter of 2015, the Company entered into four, ten-year forward-starting swaps with a notional amount of $250 million for a potential debt issuance in 2016. Under this hedging program, the Company has effectively locked the treasury interest rate component of the targeted future financing. At current swap spread levels, the treasury component for a possible 2016 debt issuance maturing in 2026 was effectively locked at approximately 2.21%. Piedmont also has $250 million in notional amount of forward-starting swaps outstanding for an anticipated 2015 fixed-rate financing. At current swap spread levels, the Company effectively locked the treasury component for a possible 2015 fixed-rate debt issuance maturing in 2022 at approximately 2.04%.

(1)
On April 1, 2014, Piedmont early-adopted the provisions of Financial Accounting Standards Board ASU 2014-08. As such, Piedmont will no longer reclassify to discontinued operations the operating income associated with newly-sold single assets or small portfolios which do not represent a strategic shift or significant impact on Piedmont's future operations. There will be no restatement for prior periods and all operating income associated with assets either sold or under binding contract to sell as of the end of the first quarter of 2014 will continue to be reflected in discontinued operations. Assuming future sales do not meet the new criteria for reclassification as discontinued operations, such future sales will not be presented in discontinued operations.

Development
During the first quarter of 2014, Piedmont commenced the redevelopment of its 3100 Clarendon Boulevard property, a 262,000 square foot office and retail property located adjacent to the Clarendon Metrorail Station in Arlington, VA. Until the end of 2013, the property had been predominantly leased to the United States of America (Defense Intelligence Agency) for the previous 15+ years. The expiration of the U.S. Government's lease afforded Piedmont the opportunity to upgrade and reposition the property in order to attract private sector tenants and to capture the incremental value potential for the location (attributable primarily to nearby amenities desirable to tenants, including housing, retail, and Metrorail transportation). The project remains on schedule; the office tower redevelopment is substantially complete and the retail portion of the redevelopment is underway and should be completed during the third quarter of 2015. During the redevelopment, the office component of the building has been out of service and the retail portion of the building, comprised of approximately 28,000 square feet, has remained in service. However, for the purposes of statistical reporting on the Company's assets in this supplemental report, the entire building has been removed from Piedmont's operating portfolio. It is anticipated that the costs to redevelop the building (exclusive of capitalized implied financing costs) will be approximately $33 million, approximately $21.8 million of which had been recorded in work in progress as of March 31, 2015. Following the completion of the redevelopment, the Company anticipates incurring additional re-leasing costs.

During the fourth quarter of 2013, Piedmont announced the development of Enclave Place, a 301,000 square foot office building located in Houston, TX. The eleven-story building is being constructed on Piedmont's 4.7 acre development site adjacent to its 1430 Enclave Parkway property and located within a deed-restricted and architecturally-controlled office park in Houston's Energy Corridor. Ground was broken in April 2014, and physical construction is targeted to be completed during the third quarter of 2015. The development costs are anticipated to be approximately $85 million to $90 million, inclusive of leasing costs. Approximately $44.0 million had been recorded in work in progress as of March 31, 2015.

Stock Programs
During the first quarter of 2015, the Company did not repurchase any shares of common stock under its share repurchase program. Since the stock repurchase program began in December 2011, the Company has repurchased a total of 18.9 million shares at an average price of $16.92 per share, or approximately $319.6 million in aggregate (before the consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases through November 2015 totaled $37.0 million under the stock repurchase plan.

On February 19, 2015, Piedmont entered into an equity offering sales agreement whereby it may sell up to a total of $250.0 million in shares of its common stock through an "at-the-market" equity offering program. The Company has no obligation to sell any of the shares in the offering and has no immediate plans to be active under the program. The implementation of this program adds to Piedmont's various capital-raising options. The Company intends to use any proceeds raised from the offering for working capital, capital expenditures and other general corporate purposes, which may include the acquisition, development and redevelopment of office properties or the repayment of debt.

Subsequent Events

On April 1, 2015, Piedmont entered into a binding contract to sell River Corporate Center, a 133,000 square foot, single-tenant, 100% leased office building located in Tempe, AZ for $24.6 million, or $185 per square foot. The disposition of this two-story, ground-leased, secondary market asset will allow the Company to reduce its ownership exposure to non-strategic markets and non-core assets. Proceeds from the sale will be used to pay down the Company's revolving line of credit balance. The sale of the asset was completed on April 29, 2015.

On April 7, 2015, Piedmont entered into a binding contract to sell 5601 Headquarters Drive, a 166,000 square foot, single-tenant, 100% leased office building located in Plano, TX for $33.7 million, or $203 per square foot. The sale will allow the Company to divest a non-core, suburban asset and to exit a non-strategic sub-market. The sale of the asset was completed on April 28, 2015.

On April 10, 2015, Piedmont repaid a maturing mortgage totaling $105 million secured by US Bancorp Center in Minneapolis, MN. The loan was open to prepayment without any yield maintenance requirements.

On April 15, 2015, Piedmont entered into a binding contract to sell Copper Ridge Center, a 268,000 square foot office building located in Lyndhurst, NJ. The sale will allow Piedmont to divest an asset located in a non-strategic sub-market. The transaction is anticipated to close during the second quarter of 2015.

On April 28, 2015, the Board of Directors of Piedmont declared a dividend for the second quarter of 2015 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on May 29, 2015. The dividend is to be paid on June 19, 2015.

Guidance for 2015

The following financial guidance for calendar year 2015 remains unchanged and is based upon management's expectations at this time.

	Low	High
Core Funds from Operations	$238 million	$254 million
Core Funds from Operations per diluted share	$1.54	$1.64

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities, seasonal general and administrative expenses, and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 39 and reconciliations are provided beginning on page 41.

	Three Months Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Selected Operating Data
Percent leased (1)	88.8%	87.7%	87.5%	87.0%	86.7%
Percent leased - economic (1) (2)	80.6%	81.3%	78.7%	78.8%	74.0%
Rental income	$117,807	$115,915	$114,529	$113,287	$110,904
Total revenues	$149,759	$146,711	$144,641	$138,580	$136,320
Total operating expenses	$121,545	$117,922	$117,442	$112,024	$111,043
Real estate operating income	$28,214	$28,789	$27,199	$26,556	$25,277
Core EBITDA	$79,314	$78,613	$77,613	$74,745	$74,098
Core FFO	$60,099	$59,618	$58,814	$56,614	$55,054
Core FFO per share - diluted	$0.39	$0.39	$0.38	$0.37	$0.36
AFFO	$45,608	$41,205	$21,829	$23,105	$32,038
AFFO per share - diluted	$0.30	$0.27	$0.14	$0.15	$0.21
Gross dividends	$32,411	$32,408	$30,865	$30,865	$30,858
Dividends per share	$0.210	$0.210	$0.200	$0.200	$0.200
Selected Balance Sheet Data
Total real estate assets	$4,094,942	$4,075,092	$4,058,414	$3,968,329	$3,924,352
Total gross real estate assets	$5,297,481	$5,253,356	$5,197,338	$5,072,559	$4,998,289
Total assets	$4,819,862	$4,795,501	$4,778,302	$4,661,826	$4,611,945
Net debt (3)	$2,320,504	$2,261,802	$2,226,326	$2,098,704	$2,024,503
Total liabilities	$2,533,939	$2,483,486	$2,439,456	$2,304,641	$2,232,987
Ratios
Core EBITDA margin (4)	53.0%	53.6%	53.7%	53.9%	53.8%
Fixed charge coverage ratio (5)	4.0 x	4.0 x	4.0 x	4.0 x	3.8 x
Average net debt to Core EBITDA (6)	7.2 x	7.1 x	6.9 x	6.8 x	6.9 x

(1)	Please refer to page 27 for additional leased percentage information.
(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements). Due to variations in rental abatement structures whereby some abatements are provided for the first few months of each lease year as opposed to being provided entirely at the beginning of the lease, there will be variability to the economic leased percentage over time as abatements commence and expire. Please see the Financial Highlights section for details on near-term abatements for large leases.

(3)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The increase in net debt over the last year is primarily attributable to net property acquisitions completed during calendar year 2014 and capital expenditures, both of which were largely funded with debt.

(4)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(5)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $823,770 for the quarter ended March 31, 2015, $688,177 for the quarter ended December 31, 2014, $541,349 for the quarter ended September 30, 2014, $460,251 for the quarter ended June 30, 2014, and $384,843 for the quarter ended March 31, 2014; the Company had principal amortization of $132,969 for the quarter ended March 31, 2015, $262,284 for the quarter ended December 31, 2014, $193,560 for the quarter ended September 30, 2014, and $64,223 for the quarter ended June 30, 2014.

(6)
Core EBITDA is annualized for the purposes of this calculation. The average net debt to Core EBITDA ratios for the first, second, third and fourth quarters of 2014 and the first quarter of 2015 are higher than our historical performance on this measure primarily as a result of increased net debt attributable to property acquisitions completed since the beginning of 2014, as well as capital expenditures and stock repurchases, all of which were largely funded with debt. This measure has also been impacted by downtime associated with recent re-tenanting efforts, as well as rent roll downs. For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Assets:
Real estate, at cost:
Land assets	$707,340	$702,800	$694,912	$689,042	$683,314
Buildings and improvements	4,352,822	4,312,240	4,284,098	4,178,684	4,120,851
Buildings and improvements, accumulated depreciation	(1,118,327)	(1,088,062)	(1,053,290)	(1,020,115)	(993,836)
Intangible lease asset	153,466	150,037	150,336	145,179	140,391
Intangible lease asset, accumulated amortization	(84,212)	(79,860)	(75,409)	(74,132)	(70,360)
Construction in progress	83,853	63,393	43,106	34,768	28,847
Real estate assets held for sale, gross	—	24,886	24,886	24,886	24,886
Real estate assets held for sale, accumulated depreciation & amortization	—	(10,342)	(10,225)	(9,983)	(9,741)
Total real estate assets	4,094,942	4,075,092	4,058,414	3,968,329	3,924,352
Investments in and amounts due from unconsolidated joint ventures	7,820	7,798	7,638	7,549	13,855
Cash and cash equivalents	7,479	12,306	8,815	8,563	9,271
Tenant receivables, net of allowance for doubtful accounts	30,132	27,711	28,403	25,024	22,196
Straight line rent receivable	175,340	169,532	163,011	154,969	147,321
Escrow deposits and restricted cash	671	5,679	908	911	751
Prepaid expenses and other assets	26,879	27,820	36,733	32,132	28,154
Goodwill	180,097	180,097	180,097	180,097	180,097
Interest rate swap	520	430	434	—	464
Deferred financing costs, less accumulated amortization	7,391	7,667	7,969	8,386	8,545
Deferred lease costs, less accumulated amortization	288,591	280,105	284,423	274,194	275,058
Other assets held for sale	—	1,264	1,457	1,672	1,881
Total assets	$4,819,862	$4,795,501	$4,778,302	$4,661,826	$4,611,945
Liabilities:
Unsecured debt, net of discount	$1,877,318	$1,828,544	$1,784,412	$1,657,408	$1,617,297
Secured debt	448,791	449,045	449,427	449,677	412,525
Accounts payable, accrued expenses, and accrued capital expenditures	119,466	133,988	135,320	126,273	130,530
Deferred income	25,970	22,215	21,958	21,923	23,042
Intangible lease liabilities, less accumulated amortization	42,978	43,277	44,981	43,389	45,227
Interest rate swaps	19,416	6,417	3,358	5,971	4,366
Total liabilities	2,533,939	2,483,486	2,439,456	2,304,641	2,232,987
Stockholders' equity:
Common stock	1,543	1,543	1,543	1,543	1,543
Additional paid in capital	3,667,574	3,666,182	3,669,541	3,668,836	3,669,561
Cumulative distributions in excess of earnings	(1,378,786)	(1,365,620)	(1,345,609)	(1,323,907)	(1,305,321)
Other comprehensive loss	(5,437)	8,301	11,758	9,104	11,562
Piedmont stockholders' equity	2,284,894	2,310,406	2,337,233	2,355,576	2,377,345
Non-controlling interest	1,029	1,609	1,613	1,609	1,613
Total stockholders' equity	2,285,923	2,312,015	2,338,846	2,357,185	2,378,958
Total liabilities, redeemable common stock and stockholders' equity	$4,819,862	$4,795,501	$4,778,302	$4,661,826	$4,611,945
Common stock outstanding at end of period	154,340	154,324	154,325	154,324	154,278

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Revenues:
Rental income	$117,807	$115,915	$114,529	$113,287	$110,904
Tenant reimbursements	31,390	30,295	29,579	24,745	24,929
Property management fee revenue	562	501	533	548	487
	149,759	146,711	144,641	138,580	136,320
Expenses:
Property operating costs	64,236	62,002	62,027	57,136	58,271
Depreciation	36,232	35,442	35,366	34,144	33,644
Amortization	14,670	14,172	14,235	13,599	14,573
General and administrative	6,407	6,306	5,814	7,145	4,555
	121,545	117,922	117,442	112,024	111,043
Real estate operating income	28,214	28,789	27,199	26,556	25,277
Other income / (expense):
Interest expense	(19,016)	(18,854)	(18,654)	(18,012)	(18,926)
Other income / (expense)	(181)	(6)	524	(366)	(90)
Net recoveries / (loss) from casualty events and litigation settlements (1)	—	2,478	(8)	1,480	3,042
Equity in income / (loss) of unconsolidated joint ventures	159	160	89	(333)	(266)
	(19,038)	(16,222)	(18,049)	(17,231)	(16,240)
Income from continuing operations	9,176	12,567	9,150	9,325	9,037
Discontinued operations:
Operating income, excluding impairment loss	—	(42)	16	514	466
Gain / (loss) on sale of properties	—	—	—	1,304	(106)
Income / (loss) from discontinued operations (2)	—	(42)	16	1,818	360
Gain on sale of real estate	10,073	(8)	—	1,140	—
Net income	19,249	12,517	9,166	12,283	9,397
Less: Net income attributable to noncontrolling interest	(4)	(3)	(4)	(4)	(4)
Net income attributable to Piedmont	$19,245	$12,514	$9,162	$12,279	$9,393
Weighted average common shares outstanding - diluted	154,580	154,520	154,561	154,445	155,025
Net income per share available to common stockholders - diluted	$0.12	$0.08	$0.06	$0.08	$0.06

(1)	Presented on this line are net expenses and insurance reimbursements related to 1) two class action lawsuits settled in 2013 and 2) damage caused by Hurricane Sandy in October 2012.
(2)
Reflects operating results for 11107 and 11109 Sunset Hills Road in Reston, VA, which were sold on March 19, 2014; and 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, which were sold on April 30, 2014. In the future, it is less likely that any additional single-asset or small portfolio dispositions will be reclassed to discontinued operations; please find additional information on this change in the Financing and Capital Activity section of Financial Highlights.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2015	3/31/2014	Change ($)	Change (%)
Revenues:
Rental income	$117,807	$110,904	$6,903	6.2%
Tenant reimbursements	31,390	24,929	6,461	25.9%
Property management fee revenue	562	487	75	15.4%
	149,759	136,320	13,439	9.9%
Expenses:
Property operating costs	64,236	58,271	(5,965)	(10.2)%
Depreciation	36,232	33,644	(2,588)	(7.7)%
Amortization	14,670	14,573	(97)	(0.7)%
General and administrative	6,407	4,555	(1,852)	(40.7)%
	121,545	111,043	(10,502)	(9.5)%
Real estate operating income	28,214	25,277	2,937	11.6%
Other income / (expense):
Interest expense	(19,016)	(18,926)	(90)	(0.5)%
Other income / (expense)	(181)	(90)	(91)	(101.1)%
Net recoveries / (loss) from casualty events and litigation settlements (1)	—	3,042	(3,042)	(100.0)%
Equity in income / (loss) of unconsolidated joint ventures	159	(266)	425	159.8%
	(19,038)	(16,240)	(2,798)	(17.2)%
Income from continuing operations	9,176	9,037	139	1.5%
Discontinued operations:
Operating income, excluding impairment loss	—	466	(466)	(100.0)%
Gain / (loss) on sale of properties	—	(106)	106	100.0%
Income / (loss) from discontinued operations (2)	—	360	(360)	(100.0)%
Gain on sale of real estate	10,073	—	10,073	—%
Net income	19,249	9,397	9,852	104.8%
Less: Net income attributable to noncontrolling interest	(4)	(4)	—	—%
Net income attributable to Piedmont	$19,245	$9,393	$9,852	104.9%
Weighted average common shares outstanding - diluted	154,580	155,025
Net income per share available to common stockholders - diluted	$0.12	$0.06

(1)	Presented on this line are net expenses and insurance reimbursements related to 1) two class action lawsuits settled in 2013 and 2) damage caused by Hurricane Sandy in October 2012.
(2)
Reflects operating results for 11107 and 11109 Sunset Hills Road in Reston, VA, which were sold on March 19, 2014; and 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, which were sold on April 30, 2014. In the future, it is less likely that any additional single-asset or small portfolio dispositions will be reclassed to discontinued operations; please find additional information on this change in the Financing and Capital Activity section of Financial Highlights.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2015	3/31/2014

Net income attributable to Piedmont	$19,245	$9,393
Depreciation (1) (2)	36,097	33,727
Amortization (1)	14,686	14,804
Loss / (gain) on sale of properties (1)	(10,073)	106
Funds from operations	59,955	58,030
Adjustments:
Acquisition costs	144	66
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	(3,042)
Core funds from operations	60,099	55,054
Adjustments:
Deferred financing cost amortization	724	863
Amortization of note payable step-up	(121)	—
Amortization of discount on senior notes	48	34
Depreciation of non real estate assets	196	114
Straight-line effects of lease revenue (1)	(4,510)	(9,412)
Stock-based and other non-cash compensation expense	725	636
Amortization of lease-related intangibles (1)	(1,122)	(1,364)
Acquisition costs	(144)	(66)
Non-incremental capital expenditures (3)	(10,287)	(13,821)
Adjusted funds from operations	$45,608	$32,038

Weighted average common shares outstanding - diluted	154,580	155,025

Funds from operations per share (diluted)	$0.39	$0.37
Core funds from operations per share (diluted)	$0.39	$0.36
Adjusted funds from operations per share (diluted)	$0.30	$0.21

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 39.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2015	3/31/2014
Net income attributable to Piedmont	$19,245	$9,393
Net income attributable to noncontrolling interest	4	4
Interest expense (1)	19,016	18,926
Depreciation (1)	36,292	33,841
Amortization (1)	14,686	14,804
Acquisition costs	144	66
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	(3,042)
Loss / (gain) on sale of properties (1)	(10,073)	106
Core EBITDA	79,314	74,098
General & administrative expenses (1)	6,416	4,582
Management fee revenue (2)	(330)	(259)
Other (income) / expense (1) (3)	38	30
Straight-line effects of lease revenue (1)	(4,510)	(9,412)
Amortization of lease-related intangibles (1)	(1,122)	(1,364)
Property net operating income (cash basis)	79,806	67,675
Change period over period	17.9%	N/A

Deduct net operating (income) / loss from:
Acquisitions (4)	(2,665)	—
Dispositions (5)	(230)	(1,560)
Other investments (6)	(296)	383
Same store net operating income (cash basis)	$76,615	$66,498
Change period over period	15.2%	N/A

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of 5 Wall Street in Burlington, MA, purchased on June 27, 2014; 1155 Perimeter Center West in Atlanta, GA, purchased on August 28, 2014; TownPark Land in Lake Mary, FL, purchased on November 21, 2014; and Park Place on Turtle Creek in Dallas, TX, purchased on January 16, 2015.

(5)
Dispositions consist of 11107 and 11109 Sunset Hills Road in Reston, VA, sold on March 19, 2014; 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, sold on April 30, 2014; 2020 West 89th Street in Leawood, KS, sold on May 19, 2014; and 3900 Dallas Parkway in Plano, TX, sold on January 30, 2015.

(6)
Other investments consist of operating results from our investments in unconsolidated joint ventures and our redevelopment projects. Additional information on our unconsolidated joint ventures and redevelopment projects can be found on page 38. The operating results from both the office and retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Cash Basis)
Contributions from Seven of the Largest Markets	Three Months Ended
	3/31/2015		3/31/2014
	$	%	$	%
Washington, D.C. (1)	$12,467	16.3	$13,392	20.1
New York	11,792	15.4	12,028	18.1
Chicago (2) (3)	10,763	14.0	3,634	5.5
Dallas (4)	6,100	8.0	4,308	6.5
Boston	5,924	7.7	5,786	8.7
Minneapolis (5)	4,635	6.1	5,508	8.3
Los Angeles	4,149	5.4	3,583	5.4
Other (6)	20,785	27.1	18,259	27.4
Total	$76,615	100.0	$66,498	100.0

(1)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months ended March 31, 2015 as compared to the same period in 2014 was primarily attributable to lease expirations at 9200 Corporate Boulevard and 9211 Corporate Boulevard in Rockville, MD, as well as a lease contraction at 4250 North Fairfax Drive in Arlington, VA.

(2)
The increase in Chicago Same Store Net Operating Income for the three months ended March 31, 2015 as compared to the same period in 2014 was primarily related to the expiration of rental abatement and operating expense recovery abatement periods associated with several leases at 500 West Monroe Street in Chicago, IL, Aon Center in Chicago, IL, and Windy Point II in Schaumburg, IL.

(3)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with gross rent abatements and a number of leases yet to commence for currently vacant spaces (the projected gross rent for which is included in our ALR calculation). As the gross rent abatements burn off and as the executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(4)
The increase in Dallas Same Store Net Operating Income for the three months ended March 31, 2015 as compared to the same period in 2014 was primarily related to the commencement of a new lease with Epsilon Data Management at 6021 Connection Drive in Irving, TX, in addition to increased economic occupancy associated with recent leasing activity at One Lincoln Park in Dallas, TX.

(5)
The decrease in Minneapolis Same Store Net Operating Income for the three months ended March 31, 2015 as compared to the same period in 2014 was primarily due to a renewal-related contraction by US Bancorp and downtime and/or rental abatements associated with several replacement leases for spaces formerly occupied by US Bancorp at US Bancorp Center in Minneapolis, MN.

(6)
The increase in Other Same Store Net Operating Income for the three months ended March 31, 2015 as compared to the same period in 2014 was primarily attributable to increased rental income as a result of: 1) increased economic occupancy associated with recent leasing activity at The Medici in Atlanta, GA, 2) the restructured lease with Independence Blue Cross at 1901 Market Street in Philadelphia, PA, and 3) a tenant expansion at Chandler Forum in Chandler, AZ.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2015	3/31/2014
Net income attributable to Piedmont	$19,245	$9,393
Net income attributable to noncontrolling interest	4	4
Interest expense (1)	19,016	18,926
Depreciation (1)	36,292	33,841
Amortization (1)	14,686	14,804
Acquisition costs	144	66
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	(3,042)
Loss / (gain) on sale of properties (1)	(10,073)	106
Core EBITDA	79,314	74,098
General & administrative expenses (1)	6,416	4,582
Management fee revenue (2)	(330)	(259)
Other (income) / expense (1) (3)	38	30
Property net operating income (accrual basis)	85,438	78,451
Change period over period	8.9%	N/A

Deduct net operating (income) / loss from:
Acquisitions (4)	(2,909)	—
Dispositions (5)	(178)	(1,422)
Other investments (6)	(299)	373
Same store net operating income (accrual basis)	$82,052	$77,402
Change period over period	6.0%	N/A

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of 5 Wall Street in Burlington, MA, purchased on June 27, 2014; 1155 Perimeter Center West in Atlanta, GA, purchased on August 28, 2014; TownPark Land in Lake Mary, FL, purchased on November 21, 2014; and Park Place on Turtle Creek in Dallas, TX, purchased on January 16, 2015.

(5)
Dispositions consist of 11107 and 11109 Sunset Hills Road in Reston, VA, sold on March 19, 2014; 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, sold on April 30, 2014; 2020 West 89th Street in Leawood, KS, sold on May 19, 2014; and 3900 Dallas Parkway in Plano, TX, sold on January 30, 2015.

(6)
Other investments consist of operating results from our investments in unconsolidated joint ventures and our redevelopment projects. Additional information on our unconsolidated joint ventures and redevelopment projects can be found on page 38. The operating results from both the office and retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Accrual Basis)
Contributions from Seven of the Largest Markets	Three Months Ended
	3/31/2015		3/31/2014
	$	%	$	%
Washington, D.C. (1)	$13,151	16.0	$13,594	17.6
Chicago (2) (3)	13,117	16.0	8,758	11.3
New York (4)	11,126	13.5	13,351	17.2
Dallas (5)	6,414	7.8	4,912	6.3
Boston	6,122	7.5	6,121	7.9
Minneapolis (6)	5,088	6.2	5,955	7.7
Los Angeles	4,247	5.2	4,142	5.4
Other (7)	22,787	27.8	20,569	26.6
Total	$82,052	100.0	$77,402	100.0

(1)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months ended March 31, 2015 as compared to the same period in 2014 was primarily attributable to lease expirations at 9200 Corporate Boulevard and 9211 Corporate Boulevard in Rockville, MD, and a lease contraction at 4250 North Fairfax Drive in Arlington, VA, partially offset by increased rental income at Two Independence Square in Washington, D.C., attributable to the phased commencement of the NASA lease renewal at a higher rental rate.

(2)
The increase in Chicago Same Store Net Operating Income for the three months ended March 31, 2015 as compared to the same period in 2014 was primarily related to increased rental income due to the commencement of several leases and/or the expiration of operating expense recovery abatement periods associated with several leases at 500 West Monroe Street in Chicago, IL, Aon Center in Chicago, IL, and Windy Point II in Schaumburg, IL.

(3)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with operating expense recovery abatements (which abatements are not included in straight line rent adjustments) and a number of leases yet to commence for currently vacant spaces (the projected gross rents for which are included in our ALR calculation). As the operating expense recovery abatements burn off and as the executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(4)
The decrease in New York Same Store Net Operating Income for the three months ended March 31, 2015 as compared to the same period in 2014 was primarily attributable to the downtime between the expiration of several leases and the commencement of replacement leases at 60 Broad Street in New York, NY.

(5)
The increase in Dallas Same Store Net Operating Income for the three months ended March 31, 2015 as compared to the same period in 2014 was primarily related to the commencement of a new lease with Epsilon Data Management at 6021 Connection Drive in Irving, TX, in addition to increased rental income associated with new leasing activity at One Lincoln Park in Dallas, TX.

(6)
The decrease in Minneapolis Same Store Net Operating Income for the three months ended March 31, 2015 as compared to the same period in 2014 was primarily due to a renewal-related contraction by US Bancorp and downtime associated with several replacement leases for spaces formerly occupied by US Bancorp at US Bancorp Center in Minneapolis, MN.

(7)
The increase in Other Same Store Net Operating Income for the three months ended March 31, 2015 as compared to the same period in 2014 was primarily attributable to greater rental income as a result of: 1) recent new-tenant leasing activity at The Medici in Atlanta, GA, 400 TownPark in Lake Mary, FL, and 150 West Jefferson in Detroit, MI, 2) the restructured lease with Independence Blue Cross at 1901 Market Street in Philadelphia, PA, and 3) a tenant expansion at Chandler Forum in Chandler, AZ.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	March 31, 2015	December 31, 2014

Common stock price (1)	$18.61	$18.84
Total shares outstanding	154,340	154,324
Equity market capitalization (1)	$2,872,258	$2,907,466
Total debt - principal amount outstanding	$2,328,654	$2,279,787
Total market capitalization (1)	$5,200,912	$5,187,253
Total debt / Total market capitalization (1)	44.8%	43.9%
Total gross real estate assets	$5,297,481	$5,253,356
Total debt / Total gross real estate assets (2)	44.0%	43.4%
Total debt / Total gross assets (3)	38.7%	38.2%

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)	Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of March 31, 2015
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt

Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate	Weighted Average Maturity

Floating Rate	$533,000	(2)	1.34%	31.5 months

Fixed Rate	1,795,654		3.90%	65.6 months

Total	$2,328,654		3.31%	57.8 months

Unsecured & Secured Debt

Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate		Weighted Average Maturity

Unsecured	$1,883,000	2.78%	(3)	66.5 months

Secured	445,654	5.56%		21.0 months

Total	$2,328,654	3.31%		57.8 months

Debt Maturities

Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate	Percentage of Total

2015	$105,000	$—		5.29%	4.5%
2016	167,525	—		5.55%	7.2%
2017	140,000	363,000	(4)	2.58%	21.6%
2018	—	170,000		1.31%	7.3%
2019	—	300,000		2.78%	12.9%
2020 +	33,129	1,050,000		3.57%	46.5%

Total	$445,654	$1,883,000		3.31%	100.0%

(1)	All of Piedmont's outstanding debt as of March 31, 2015 was interest-only debt with the exception of the $33.1 million mortgage associated with 5 Wall Street located in Burlington, MA.
(2)
Amount represents the outstanding balance as of March 31, 2015, on the $500 million unsecured revolving credit facility and the $170 million unsecured term loan. Two other loans, the $300 million unsecured term loan that closed in 2011 and the $300 million unsecured term loan that closed in 2013, have stated variable rates. However, Piedmont entered into $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2011 unsecured term loan at 2.39% through November 22, 2016 (please see page 22 for information on additional swap agreements for this loan that will become effective after November 22, 2016), assuming no credit rating change for the Company, and $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2013 unsecured term loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. The 2011 unsecured term loan and the 2013 unsecured term loan, therefore, are reflected as fixed rate debt. Please note that Piedmont currently has $250 million of forward-starting swaps for a 2015 fixed-rate financing and $250 million of forward-starting swaps for a 2016 fixed-rate financing. After taking into account these forward-starting swaps and the use of the proceeds from the related planned financings, the Company's effective exposure to floating interest rates is much less than the current amount of floating-rate debt.

(3)
The weighted average interest rate is a weighted average rate for amounts outstanding under our $500 million unsecured revolving credit facility, our unsecured senior notes and our unsecured term loans. As presented herein, the weighted average stated interest rate is calculated based upon the principal amounts outstanding.

(4)
The initial maturity date of the $500 million unsecured revolving credit facility is August 19, 2016; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of August 21, 2017. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of August 2017.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility	Property	Stated Rate (1)		Maturity	Principal Amount Outstanding as of March 31, 2015

Secured
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%		5/11/2015	$105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (2)	5.50%		4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%		10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017	140,000
$35.0 Million Fixed-Rate Loan (3)	5 Wall Street	5.55%		9/1/2021	33,129
Subtotal / Weighted Average (4)		5.56%			$445,654

Unsecured
$500.0 Million Unsecured Line of Credit (5)	N/A	1.36%	(6)	8/21/2017	$363,000
$170.0 Million Unsecured 2015 Term Loan	N/A	1.31%	(7)	5/15/2018	170,000
$300.0 Million Unsecured 2013 Term Loan	N/A	2.78%	(8)	1/31/2019	300,000
$300.0 Million Unsecured 2011 Term Loan	N/A	2.39%	(9)	1/15/2020	300,000
$350.0 Million Unsecured Senior Notes	N/A	3.40%	(10)	6/1/2023	350,000
$400.0 Million Unsecured Senior Notes	N/A	4.45%	(11)	3/15/2024	400,000
Subtotal / Weighted Average (4)		2.78%			$1,883,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (4)		3.31%			$2,328,654
GAAP Accounting Adjustments (12)					(2,545)
Total Debt - GAAP Amount Outstanding					$2,326,109

(1)	All of Piedmont’s outstanding debt as of March 31, 2015, was interest-only debt with the exception of the $33.1 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.
(3)	The loan is amortizing based on a 25-year amortization schedule.
(4)	Weighted average is based on the principal amount outstanding and interest rate at March 31, 2015.
(5)
All of Piedmont’s outstanding debt as of March 31, 2015, was term debt with the exception of $363 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of August 19, 2016; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to August 21, 2017. The final extended maturity date is presented on this schedule.

(6)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of March 31, 2015. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.175% as of March 31, 2015) over the selected rate based on Piedmont’s current credit rating.

(7)
The $170 million unsecured term loan has a variable interest rate. Piedmont may select from multiple interest rate options under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.125% as of March 31, 2015) over the selected rate based on Piedmont’s current credit rating.

(8)
The $300 million unsecured term loan that closed in 2013 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company.

(9)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.39% until November 22, 2016, assuming no credit rating change for the Company. Additionally, for the period from November 22, 2016 to January 15, 2020, Piedmont has entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.35%, assuming no credit rating change for the Company.

(10)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(11)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(12)
The GAAP accounting adjustments relate to the original issue discounts and fees associated with the $350 million unsecured senior notes, the $400 million unsecured senior notes, the $300 million unsecured 2011 term loan and the $170 million unsecured term loan, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, will be amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Analysis
As of March 31, 2015
Unaudited

Bank Debt Covenant Compliance (1)	Required	Actual

Maximum Leverage Ratio	0.60	0.43
Minimum Fixed Charge Coverage Ratio (2)	1.50	3.65
Maximum Secured Indebtedness Ratio	0.40	0.08
Minimum Unencumbered Leverage Ratio	1.60	2.35
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	4.62

Bond Covenant Compliance (4)	Required	Actual

Total Debt to Total Assets	60% or less	43.7%
Secured Debt to Total Assets	40% or less	8.5%
Ratio of Consolidated EBITDA to Interest Expense	1.50 or greater	4.29
Unencumbered Assets to Unsecured Debt	150% or greater	248%

	Three Months Ended	Year Ended
Other Debt Coverage Ratios	March 31, 2015	December 31, 2014

Average net debt to core EBITDA (5)	7.2 x	6.9 x
Fixed charge coverage ratio (6)	4.0 x	4.0 x
Interest coverage ratio (7)	4.0 x	4.0 x

(1)	Debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)	Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for additional information on the relevant calculations.
(5)
For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(6)
Fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended March 31, 2015 and December 31, 2014. The Company had capitalized interest of $823,770 for the three months ended March 31, 2015 and $2,074,620 for the twelve months ended December 31, 2014. The Company had principal amortization of $132,969 for the three months ended March 31, 2015 and $520,067 for the twelve months ended December 31, 2014.

(7)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $823,770 for the three months ended March 31, 2015 and $2,074,620 for the twelve months ended December 31, 2014.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of March 31, 2015
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)		Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	7		(4)	$48,724	8.1	983	5.2
State of New York	AA+ / Aa1	1	2019		24,062	4.0	481	2.5
US Bancorp	A+ / A1	3	2023 / 2024		21,548	3.6	733	3.8
Independence Blue Cross	No rating available	1	2033		17,613	2.9	801	4.2
GE	AA+ / Aa3	2	2027		16,354	2.7	480	2.5
Aon	A- / Baa2	2	2028		15,003	2.5	457	2.4
Nestle	AA / Aa2	1	2021		12,117	2.0	401	2.1
City of New York	AA / Aa2	1	2020		10,009	1.7	313	1.6
KPMG	No rating available	2	2027		9,238	1.5	279	1.5
Gallagher	No rating available	1	2018		8,923	1.5	307	1.6
Catamaran	A / A2	1	2025		8,252	1.4	301	1.6
DDB Needham	BBB+ / Baa1	1	2018		7,806	1.3	213	1.1
Caterpillar Financial	A / A2	1	2022		7,805	1.3	312	1.6
Jones Lang LaSalle	BBB / Baa2	1	2032		7,212	1.2	199	1.0
Harvard University	AAA / Aaa	2	2017 / 2018		7,211	1.2	110	0.6
Gemini	A / A3	1	2021		6,767	1.1	205	1.1
Edelman	No rating available	1	2020		6,660	1.1	184	1.0
Technip	BBB+	1	2018		6,595	1.1	150	0.8
Harcourt	BBB+	1	2016		6,498	1.1	195	1.0
Raytheon	A / A3	2	2019		6,447	1.1	440	2.3
Key Bank	A- / A3	1	2016		6,302	1.0	200	1.1
First Data Corporation	B / B3	1	2020		6,132	1.0	195	1.0
Epsilon Data Management	No rating available	2	2026		6,107	1.0	250	1.3
Ralph Lauren	A / A3	1	2019		5,979	1.0	178	0.9
Archon Group	A- / Baa1	2	2018		5,918	1.0	235	1.2
Other			Various		316,496	52.6	10,510	55.0
Total					$601,778	100.0	19,112	100.0

Tenant Diversification
Percentage of Annualized Leased Revenue (%)
March 31, 2015 as compared to December 31, 2014

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)	Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided.
(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2015 to 2030.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of March 31, 2015

Tenant Credit Rating (1)

Rating Level	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$59,358	9.9
AA / Aa	88,206	14.6
A / A	124,238	20.6
BBB / Baa	52,220	8.7
BB / Ba	34,718	5.8
B / B	24,216	4.0
Below	—	—
Not rated (2)	218,822	36.4
Total	$601,778	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	216	31.3	$21,974	3.6	206	1.1
2,501 - 10,000	212	30.7	37,647	6.3	1,153	6.0
10,001 - 20,000	84	12.2	34,822	5.8	1,172	6.1
20,001 - 40,000	69	10.0	61,900	10.3	1,999	10.5
40,001 - 100,000	56	8.1	104,053	17.3	3,319	17.4
Greater than 100,000	53	7.7	341,382	56.7	11,263	58.9
Total	690	100.0	$601,778	100.0	19,112	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant's debt, if any, has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2015			March 31, 2014
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	18,828	21,471	87.7%	18,737	21,490	87.2%
New leases	698			1,007
Expired leases	(453)			(1,088)
Other (2)	3	2		(246)	(241)
Subtotal	19,076	21,473	88.8%	18,410	21,249	86.6%
Acquisitions during period	156	178		—	—
Dispositions during period	(120)	(120)		(101)	(142)
As of March 31, 20xx (3)	19,112	21,531	88.8%	18,309	21,107	86.7%

Same Store Analysis
Less acquisitions / dispositions after March 31, 2014 and redevelopments (4) (5)	(715)	(737)	97.0%	(353)	(373)	94.6%
Same Store Leased Percentage (3)	18,397	20,794	88.5%	17,956	20,734	86.6%

NOTE:
The Company is no longer providing Stabilized Leased Percentage or Same Store Stabilized Leased Percentage. The stabilized leased percentages removed the impact of the properties Piedmont purchased under its value-add strategy. Because the assets purchased under the value-add strategy have been stabilized, are near stabilization or have been sold, the results of removing those assets from the balance of Piedmont's portfolio are less meaningful. Therefore, the stabilized portfolio analyses have been discontinued.

(1)
Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)
Effective January 1, 2014, 3100 Clarendon Boulevard was taken out of service due to the redevelopment of the property. The adjustments to square footage presented on this line in 2014 primarily relate to the removal of 3100 Clarendon Boulevard from our operating portfolio. For additional information regarding the redevelopment of 3100 Clarendon Boulevard, please refer to the Financing and Capital Activity section of Financial Highlights.

(3)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(4)	For additional information on acquisitions and dispositions completed during the last year and redevelopments, please refer to pages 37 and 38, respectively.
(5)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments commenced during the previous twelve months are deducted from the previous period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	March 31, 2015
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	320	39.2%	1.5%	0.4%	9.5%
Leases executed for spaces excluded from analysis (5)	497	60.8%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms greater than one year. Retail leases, as well as leases associated with storage spaces, management offices, and unconsolidated joint venture assets, were excluded from this analysis.

(2)
For the purposes of this analysis, the last twelve months of cash rents for the previous leases were compared to the first twelve months of cash rents for the new leases in order to calculate the percentage change.

(3)
For the purposes of this analysis, the accrual basis rents for the previous leases were compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical usage patterns of tenant improvement allowances by the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of March 31, 2015
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	2,419	11.2
2015 (2)	11,992	2.0	373	1.7
2016 (3)	35,459	5.9	1,207	5.6
2017	55,859	9.3	1,284	6.0
2018	53,475	8.9	1,681	7.8
2019	75,986	12.6	2,494	11.6
2020	54,836	9.1	1,970	9.1
2021	37,581	6.3	1,205	5.6
2022	38,714	6.4	1,306	6.1
2023	34,082	5.7	1,165	5.4
2024	47,741	7.9	1,536	7.1
2025	25,217	4.2	907	4.2
2026	19,348	3.2	787	3.7
2027	57,945	9.6	1,422	6.6
Thereafter	53,543	8.9	1,775	8.3
Total / Weighted Average	$601,778	100.0	21,531	100.0

Average Lease Term Remaining
3/31/2015	7.0 years
12/31/2014	7.1 years

(1)
Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)	Includes leases with an expiration date of March 31, 2015 aggregating 33,000 square feet and Annualized Lease Revenue of $743 thousand.
(3)
Leases and other revenue-producing agreements on a month-to-month basis, aggregating 6,000 square feet and Annualized Lease Revenue of $396 thousand, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of March 31, 2015
(in thousands)

	Q2 2015 (1)		Q3 2015		Q4 2015		Q1 2016
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	—	$—	—	$—	—	$—	—	$—
Austin	—	—	—	—	—	—	—	—
Boston	—	—	—	—	—	—	1	23
Central & South Florida	13	313	—	—	4	92	—	—
Chicago	55	1,679	4	64	40	979	6	238
Dallas	13	374	29	787	25	656	20	518
Detroit	39	1,144	—	—	22	439	2	40
Houston	—	—	—	—	—	—	—	—
Los Angeles	1	43	—	—	—	—	30	860
Minneapolis	—	—	—	—	7	240	—	39
Nashville	—	—	—	—	—	—	—	—
New York	11	313	3	344	6	189	202	6,426
Philadelphia	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	—	—	—	—
Washington, D.C.	55	2,590	11	353	28	1,493	59	2,683
Other	—	—	—	—	6	32	—	—
Total / Weighted Average (3)	187	$6,456	47	$1,548	138	$4,120	320	$10,827

(1)	Includes leases with an expiration date of March 31, 2015 aggregating 33,000 square feet and expiring lease revenue of $659 thousand. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of March 31, 2015
(in thousands)

	12/31/2015 (1)		12/31/2016		12/31/2017		12/31/2018		12/31/2019
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	—	$—	48	$931	41	$1,002	110	$2,328	428	$10,502
Austin	—	—	195	6,503	—	—	—	—	—	—
Boston	—	—	3	243	95	5,018	145	6,195	537	11,178
Central & South Florida	17	406	71	1,893	158	3,999	40	1,018	18	432
Chicago	98	2,722	70	2,301	108	9,756	633	21,109	26	815
Dallas	67	1,817	63	1,733	177	4,811	398	10,090	194	5,203
Detroit	61	1,583	28	660	63	1,283	—	—	228	4,651
Houston	—	—	—	—	—	2	150	6,613	—	—
Los Angeles	1	43	89	2,797	54	1,949	25	673	57	1,531
Minneapolis	7	240	23	836	44	1,459	35	1,191	145	4,185
Nashville	—	—	201	2,579	—	—	—	—	—	—
New York	20	845	283	9,413	66	2,079	91	2,332	683	31,197
Philadelphia	—	—	—	—	—	—	—	—	—	—
Phoenix	—	—	46	1,033	—	—	—	—	—	—
Washington, D.C.	95	4,436	87	3,998	478	24,655	38	1,601	178	6,434
Other	7	32	—	—	—	—	16	356	—	—
Total / Weighted Average (3)	373	$12,124	1,207	$34,920	1,284	$56,013	1,681	$53,506	2,494	$76,128

(1)	Includes leases with an expiration date of March 31, 2015 aggregating 33,000 square feet and expiring lease revenue of $659 thousand. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended March 31, 2015
Unaudited (in thousands)

	For the Three Months Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Non-incremental
Building / construction / development	$1,704	$1,657	$6,135	$3,734	$720
Tenant improvements	6,717	10,420	18,209	18,276	11,531
Leasing costs	1,866	1,691	6,546	4,141	1,570
Total non-incremental	10,287	13,768	30,890	26,151	13,821
Incremental
Building / construction / development	19,949	23,172	23,390	12,465	6,776
Tenant improvements	11,106	11,455	7,802	8,394	7,627
Leasing costs	2,593	4,596	2,400	2,824	2,386
Total incremental	33,648	39,223	33,592	23,683	16,789
Total capital expenditures	$43,935	$52,991	$64,482	$49,834	$30,610

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of December 31, 2014		$46,204
New non-incremental tenant improvement commitments related to leases executed during period		3,406
Non-incremental tenant improvement expenditures	(6,717)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	3,326
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(3,391)
Total as of March 31, 2015		$46,219

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred, are due over the next five years, and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $29.1 million, or 63% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended March 31, 2015		For the Year Ended
			2014		2013	2012
Renewal Leases
Number of leases	24		56		56	45
Square feet	442,508		959,424		2,376,177	1,150,934
Tenant improvements per square foot (1)	$5.10		$19.02		$14.24	$19.12
Leasing commissions per square foot	$3.99		$8.33		$4.66	$6.64
Total per square foot	$9.09		$27.35		$18.90	$25.76
Tenant improvements per square foot per year of lease term	$1.75		$2.97		$1.88	$2.90
Leasing commissions per square foot per year of lease term	$1.37		$1.30		$0.62	$1.01
Total per square foot per year of lease term	$3.12		$4.27	(2)	$2.50	$3.91	(3)
New Leases (4)
Number of leases	26		98		87	92
Square feet	373,280		1,142,743		1,050,428	1,765,510
Tenant improvements per square foot (1)	$48.89		$34.46		$35.74	$47.64
Leasing commissions per square foot	$13.95		$15.19		$12.94	$18.49
Total per square foot	$62.84		$49.65		$48.68	$66.13
Tenant improvements per square foot per year of lease term	$5.26		$3.78		$4.17	$4.30
Leasing commissions per square foot per year of lease term	$1.50		$1.66		$1.51	$1.67
Total per square foot per year of lease term	$6.76	(5)	$5.44		$5.68	$5.97
Total
Number of leases	50		154		143	137
Square feet	815,788		2,102,167		3,426,605	2,916,444
Tenant improvements per square foot (1)	$25.14		$27.41		$20.83	$36.39
Leasing commissions per square foot	$8.55		$12.06		$7.20	$13.81
Total per square foot	$33.69		$39.47		$28.03	$50.20
Tenant improvements per square foot per year of lease term	$4.31		$3.48		$2.64	$3.91
Leasing commissions per square foot per year of lease term	$1.47		$1.53		$0.91	$1.48
Total per square foot per year of lease term	$5.78	(5)	$5.01	(2)	$3.55	$5.39

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical usage patterns of tenant improvement allowances by the Company's tenants.

(2)
During 2014, we completed one large, 15-year lease renewal and expansion with a significant capital commitment: Jones Lang LaSalle at Aon Center in Chicago, IL. If the costs associated with this lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during the twelve months ended December 31, 2014 would be $2.12 and $4.47, respectively.

(3)
During 2012, we completed one large, long-term lease renewal with an above-average capital commitment with US Bancorp at US Bancorp Center in Minneapolis, MN. If the costs associated with this renewal were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2012 would be $2.73.

(4)
In prior years, Piedmont opportunistically employed a value-add strategy for new property acquisitions. Piedmont defines value-add properties as those acquired with low occupancies at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to stabilized occupancies. Because most of the value-add properties acquired by the Company had large vacancies, many of which had not previously been leased (first generation spaces), the leasing of those vacancies has negatively affected Piedmont’s contractual tenant improvements on a per foot and a per foot per year basis for new leases.

(5)
During 2015, we completed one large, 15-year lease with a significant capital commitment: United States of America (Corporation for National and Community Service) at One Independence Square in Washington, D.C. If the costs associated with this new lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for new leases and total leases completed during the three months ended March 31, 2015 would be $5.74 and $4.78, respectively.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of March 31, 2015
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Chicago	6	$135,336	22.5	4,832	22.4	3,935	81.4
Washington, D.C.	12	98,348	16.3	3,036	14.1	2,112	69.6
New York	6	83,544	13.9	2,435	11.3	2,325	95.5
Dallas	10	47,307	7.9	1,964	9.1	1,913	97.4
Minneapolis	4	45,068	7.5	1,617	7.5	1,438	88.9
Boston	8	41,853	7.0	1,476	6.9	1,476	100.0
Atlanta	7	33,437	5.6	1,447	6.7	1,328	91.8
Los Angeles	4	30,374	5.0	1,010	4.7	989	97.9
Detroit	3	17,763	3.0	817	3.8	740	90.6
Philadelphia	1	17,613	2.9	801	3.7	801	100.0
Houston	1	11,140	1.9	313	1.5	313	100.0
Central & South Florida	4	10,974	1.7	473	2.2	447	94.5
Nashville	2	10,384	1.7	513	2.4	513	100.0
Phoenix	3	9,124	1.5	432	2.0	432	100.0
Austin	1	6,503	1.1	195	0.9	195	100.0
Other	2	3,010	0.5	170	0.8	155	91.2
Total / Weighted Average	74	$601,778	100.0	21,531	100.0	19,112	88.8

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of March 31, 2015
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Chicago	IL	2	17.7	3,705	17.2	4	4.8	1,127	5.2	6	22.5	4,832	22.4
Washington, D.C.	DC, VA, MD	9	15.7	2,697	12.5	3	0.6	339	1.6	12	16.3	3,036	14.1
New York	NY, NJ	1	7.2	1,029	4.8	5	6.7	1,406	6.5	6	13.9	2,435	11.3
Dallas	TX	2	2.0	440	2.0	8	5.9	1,524	7.1	10	7.9	1,964	9.1
Minneapolis	MN	1	4.4	932	4.3	3	3.1	685	3.2	4	7.5	1,617	7.5
Boston	MA	2	2.1	173	0.8	6	4.9	1,303	6.1	8	7.0	1,476	6.9
Atlanta	GA	3	4.2	960	4.5	4	1.4	487	2.2	7	5.6	1,447	6.7
Los Angeles	CA	3	4.4	876	4.1	1	0.6	134	0.6	4	5.0	1,010	4.7
Detroit	MI	1	1.9	487	2.3	2	1.1	330	1.5	3	3.0	817	3.8
Philadelphia	PA	1	2.9	801	3.7	—	—	—	—	1	2.9	801	3.7
Houston	TX	—	—	—	—	1	1.9	313	1.5	1	1.9	313	1.5
Central & South Florida	FL	—	—	—	—	4	1.7	473	2.2	4	1.7	473	2.2
Nashville	TN	1	1.3	312	1.4	1	0.4	201	1.0	2	1.7	513	2.4
Phoenix	AZ	—	—	—	—	3	1.5	432	2.0	3	1.5	432	2.0
Austin	TX	—	—	—	—	1	1.1	195	0.9	1	1.1	195	0.9
Other		—	—	—	—	2	0.5	170	0.8	2	0.5	170	0.8
Total / Weighted Average		26	63.8	12,412	57.6	48	36.2	9,119	42.4	74	100.0	21,531	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of March 31, 2015
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	5	0.9	$83,136	13.8	1,786	9.3
Business Services	89	16.0	64,624	10.7	2,394	12.5
Depository Institutions	19	3.4	47,523	7.9	1,631	8.5
Engineering, Accounting, Research, Management & Related Services	45	8.1	44,203	7.3	1,203	6.3
Nondepository Credit Institutions	18	3.2	40,759	6.8	1,385	7.2
Insurance Agents, Brokers & Services	18	3.2	40,186	6.7	1,337	7.0
Insurance Carriers	22	4.0	32,901	5.5	1,323	6.9
Security & Commodity Brokers, Dealers, Exchanges & Services	31	5.6	23,130	3.8	792	4.1
Communications	38	6.8	22,772	3.8	694	3.6
Real Estate	20	3.6	15,495	2.6	475	2.5
Educational Services	8	1.5	14,831	2.5	395	2.1
Automotive Repair, Services & Parking	5	0.9	13,666	2.3	49	0.3
Legal Services	26	4.7	12,818	2.1	373	2.0
Electronic & Other Electrical Equipment & Components, Except Computer	11	2.0	12,449	2.1	432	2.3
Food & Kindred Products	3	0.5	12,347	2.1	408	2.1
Other	197	35.6	120,938	20.0	4,435	23.3
Total	555	100.0	$601,778	100.0	19,112	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of March 31, 2015
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
6565 North MacArthur Boulevard	Irving, TX	12/5/2013	100	1998	$46,600	260	93
One Lincoln Park	Dallas, TX	12/20/2013	100	1999	56,654	262	79
161 Corporate Center	Irving, TX	12/30/2013	100	1998	16,000	105	91
5 Wall Street	Burlington, MA	6/27/2014	100	2008	62,498	182	100
1155 Perimeter Center West	Atlanta, GA	8/28/2014	100	2000	80,750	377	100
TownPark Land	Lake Mary, FL	11/21/2014	100	N/A	7,700	N/A	N/A
Park Place on Turtle Creek	Dallas, TX	1/16/2015	100	1986	46,600	178	88
					$316,802	1,364	92

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
350 Spectrum Loop	Colorado Springs, CO	11/1/2013	100	2001	$30,050	156	100
8700 South Price Road	Tempe, AZ	12/30/2013	100	2000	21,500	132	100
11107 Sunset Hills Road	Reston, VA	3/19/2014	100	1985	20,000	101	100
11109 Sunset Hills Road	Reston, VA	3/19/2014	100	1984	2,600	41	—
1441 West Long Lake Road	Troy, MI	4/30/2014	100	1999	7,850	108	88
4685 Investment Drive	Troy, MI	4/30/2014	100	2000	11,500	77	100
2020 West 89th Street	Leawood, KS	5/19/2014	100	1992	5,800	68	90
Two Park Center (1)	Hoffman Estates, IL	5/29/2014	72	1999	8,825	194	—
3900 Dallas Parkway	Plano, TX	1/30/2015	100	1999	26,167	120	100
					$134,292	997	79

Dispositions Subsequent to Quarter End

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
5601 Headquarters Drive	Plano, TX	4/28/2015	100	2001	$33,700	166	100
River Corporate Center	Tempe, AZ	4/29/2015	100	1998	24,600	133	100
					$58,300	299	100

(1)
The sale price and rentable square footage presented are gross figures and have not been adjusted for Piedmont's ownership percentage. Total Percent Leased at Disposition for dispositions completed during the previous eighteen months includes this property at Piedmont's pro rata share of ownership.

Piedmont Office Realty Trust, Inc.
Other Investments
As of March 31, 2015
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
8560 Upland Drive	Parker, CO	72	2001	$7,104	$9,882	148.6	100
				$7,104	$9,882	148.6	100

Land Parcels

Property	Location	Adjacent Piedmont Property	Acres	Real Estate Book Value
Gavitello	Atlanta, GA	The Medici	2.0	$2,500
Glenridge Highlands Three	Atlanta, GA	Glenridge Highlands Two	3.0	1,725
State Highway 161	Irving, TX	Las Colinas Corporate Center II	4.5	3,320
Royal Lane	Irving, TX	6011, 6021 and 6031 Connection Drive	10.6	2,628
TownPark	Lake Mary, FL	400 TownPark	25.2	7,888
			45.3	$18,061

Development and Redevelopment

Property	Location	Adjacent Piedmont Property	Construction Type	Targeted Completion Date	Anticipated Stabilization Date	Percent Leased (%)	Square Feet	Current Basis (Accrual)	Capital Expended (Cash)	Estimated Additional Capital Required (3) (Cash)
Enclave Place	Houston, TX	1430 Enclave Parkway	Development	Q3 2015	Q2 2017	N/A	300.9	$45,169	$38,051	$47 to $52 million
3100 Clarendon Boulevard (1)	Arlington, VA	Not Applicable	Redevelopment	Q3 2015 (2)	Q4 2016	10	261.8	74,626	21,139	$33 to $35 million
							562.7	$119,795	$59,190	$80 to $87 million

(1)
The Current Basis presented is that of the office portion of the property only. The retail portion of the property remains in service and retail tenants will remain in occupancy during the redevelopment.

(2)	The redevelopment of the office tower is substantially complete; the retail portion of the redevelopment is anticipated to be completed during the third quarter of 2015.
(3)	Amount includes anticipated development costs as well as estimated lease-up costs.

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations. Reconciliations of these non-GAAP measures are included beginning on page 41.

Adjusted Funds From Operations ("AFFO"): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other significant non-recurring items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations ("Core FFO"): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the early extinguishment of debt, acquisition-related costs and other significant non-recurring items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Core FFO.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations ("FFO"): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, impairment losses, and gains or losses on consolidation, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Gross Real Estate Assets: Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): Property NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and impairment losses and the deduction of net operating income associated with property management performed by Piedmont for other organizations. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. The Company uses this measure to assess its operating results and believes it is important in assessing operating performance. Property NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Same Store Net Operating Income ("Same Store NOI"): Same Store NOI is calculated as the Property NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to unconsolidated joint venture assets. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. We believe Same Store NOI is an important measure of comparison of our properties' operating performance from one period to another. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Paul E. Adornato, CFA	Barry Oxford	Jed Reagan	Anthony Paolone, CFA
BMO Capital Markets	D.A. Davidson & Company	Green Street Advisors	JP Morgan
3 Times Square, 26th Floor	260 Madison Avenue, 8th Floor	660 Newport Center Drive, Suite 800	383 Madison Avenue
New York, NY 10036	New York, NY 10016	Newport Beach, CA 92660	34th Floor
Phone: (212) 885-4170	Phone: (212) 240-9871	Phone: (949) 640-8780	New York, NY 10179
Phone: (212) 622-6682

Vance H. Edelson	Steve Manaker, CFA	David Rodgers, CFA	John W. Guinee, III
Morgan Stanley	Oppenheimer & Co.	Robert W. Baird & Co.	Erin Aslakson
1585 Broadway, 38th Floor	85 Broad Street	200 Public Square	Stifel, Nicolaus & Company
New York, NY 10036	New York, NY 10004	Suite 1650	One South Street
Phone: (212) 761-0078	Phone: (212) 667-5950	Cleveland, OH 44139	16th Floor
		Phone: (216) 737-7341	Baltimore, MD 21202
Phone: (443) 224-1307

Michael Lewis, CFA	Brendan Maiorana
SunTrust Robinson Humphrey	Wells Fargo
711 Fifth Avenue, 14th Floor	7 St. Paul Street
New York, NY 10022	MAC R1230-011
Phone: (212) 319-5659	Baltimore, MD 21202
Phone: (443) 263-6516

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

Net income attributable to Piedmont	$19,245	$12,514	$9,162	$12,279	$9,393
Depreciation	36,097	35,365	35,286	34,119	33,727
Amortization	14,686	14,188	14,248	13,608	14,804
Loss / (gain) on sale of properties	(10,073)	8	—	(2,275)	106
Funds from operations	59,955	62,075	58,696	57,731	58,030
Adjustments:
Acquisition costs	144	21	110	363	66
Net (recoveries) / loss from casualty events and litigation settlements	—	(2,478)	8	(1,480)	(3,042)
Core funds from operations	60,099	59,618	58,814	56,614	55,054
Adjustments:
Deferred financing cost amortization	724	627	598	615	863
Amortization of note payable step-up	(121)	(120)	(120)	(6)	—
Amortization of discount on senior notes	48	47	47	47	34
Depreciation of non real estate assets	196	138	141	115	114
Straight-line effects of lease revenue	(4,510)	(5,171)	(6,780)	(7,758)	(9,412)
Stock-based and other non-cash compensation expense	725	929	1,139	1,271	636
Amortization of lease-related intangibles	(1,122)	(1,074)	(1,010)	(1,279)	(1,364)
Acquisition costs	(144)	(21)	(110)	(363)	(66)
Non-incremental capital expenditures	(10,287)	(13,768)	(30,890)	(26,151)	(13,821)
Adjusted funds from operations	$45,608	$41,205	$21,829	$23,105	$32,038

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

Net income attributable to Piedmont	$19,245	$12,514	$9,162	$12,279	$9,393
Net income attributable to noncontrolling interest	4	3	4	4	4
Interest expense	19,016	18,854	18,654	18,012	18,926
Depreciation	36,292	35,503	35,427	34,234	33,841
Amortization	14,686	14,188	14,248	13,608	14,804
Acquisition costs	144	21	110	363	66
Net (recoveries) / loss from casualty events and litigation settlements	—	(2,478)	8	(1,480)	(3,042)
Loss / (gain) on sale of properties	(10,073)	8	—	(2,275)	106
Core EBITDA	79,314	78,613	77,613	74,745	74,098
General & administrative expenses	6,416	6,313	5,808	7,159	4,582
Management fee revenue	(330)	(272)	(299)	(281)	(259)
Other (income) / expense	38	(15)	21	3	30
Straight-line effects of lease revenue	(4,510)	(5,171)	(6,780)	(7,758)	(9,412)
Amortization of lease-related intangibles	(1,122)	(1,074)	(1,010)	(1,279)	(1,364)
Property net operating income (cash basis)	79,806	78,394	75,353	72,589	67,675
Deduct net operating (income) / loss from:
Acquisitions	(2,665)	(2,314)	(1,387)	(55)	—
Dispositions	(230)	(647)	(726)	(1,294)	(1,560)
Other investments	(296)	(277)	(214)	89	383
Same store net operating income (cash basis)	$76,615	$75,156	$73,026	$71,329	$66,498

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

Equity in income of unconsolidated joint ventures	$159	$160	$89	$(333)	$(266)

Interest expense	—	—	—	—	—

Depreciation	62	61	61	90	114

Amortization	16	16	13	8	8

Impairment loss	—	—	—	—	—

Loss / (gain) on sale of properties	—	—	—	169	—

Core EBITDA	237	237	163	(66)	(144)

General and administrative expenses	8	6	2	12	24

Other (income) / expense	—	—	—	—	—

Property net operating income (accrual basis)	245	243	165	(54)	(120)

Straight-line effects of lease revenue	(5)	(8)	(7)	(6)	(6)

Amortization of lease-related intangibles	—	—	—	—	—

Property net operating income (cash basis)	$240	$235	$158	$(60)	$(126)

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Revenues:
Rental income	$—	$—	$—	$191	$1,174
Tenant reimbursements	—	(1)	12	2	112
Property management fee revenue	—	—	—	1	—
Other rental income	—	—	—	—	—
	—	(1)	12	194	1,286
Expenses:
Property operating costs	—	40	3	(323)	505
Depreciation	—	—	—	—	83
Amortization	—	—	—	—	223
General and administrative	—	1	(7)	3	3
	—	41	(4)	(320)	814
Other income / (expense):
Interest expense	—	—	—	—	—
Other income / (expense)	—	—	—	—	(6)
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—	—
Net income attributable to noncontrolling interest	—	—	—	—	—
	—	—	—	—	(6)

Operating income, excluding impairment loss and gain / (loss) on sale	—	(42)	16	514	466

Impairment loss	—	—	—	—	—
Gain / (loss) on sale of properties	—	—	—	1,304	(106)

Income from discontinued operations	$—	$(42)	$16	$1,818	$360

Piedmont Office Realty Trust, Inc.
Property Detail
As of March 31, 2015
(in thousands)

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	92.1%	87.1%	87.1%
3750 Brookside Parkway	Alpharetta	GA	100.0%	2001	105	91.4%	91.4%	91.4%
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	427	100.0%	88.8%	86.2%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	143	42.0%	—%	—%
The Dupree	Atlanta	GA	100.0%	1997	138	100.0%	100.0%	91.3%
The Medici	Atlanta	GA	100.0%	2008	156	87.8%	82.7%	59.0%
1155 Perimeter Center West	Atlanta	GA	100.0%	2000	377	100.0%	100.0%	96.3%
Metropolitan Area Subtotal / Weighted Average					1,447	91.8%	83.4%	78.3%
Austin
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					195	100.0%	100.0%	100.0%
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	100.0%	28.0%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	100.0%	100.0%	100.0%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 / 2001	271	100.0%	100.0%	100.0%
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,476	100.0%	100.0%	91.5%
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	85.0%	85.0%	85.0%
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	100.0%	83.1%
Aon Center	Chicago	IL	100.0%	1972	2,738	79.9%	78.7%	60.9%
Two Pierce Place	Itasca	IL	100.0%	1991	486	96.7%	88.5%	88.5%
2300 Cabot Drive	Lisle	IL	100.0%	1998	153	75.8%	75.8%	71.2%
500 West Monroe Street	Chicago	IL	100.0%	1991	967	72.5%	67.1%	57.2%
Metropolitan Area Subtotal / Weighted Average					4,832	81.4%	78.8%	65.6%
Cleveland
Eastpoint I	Mayfield Heights	OH	100.0%	2000	85	87.1%	70.6%	70.6%
Eastpoint II	Mayfield Heights	OH	100.0%	2000	85	95.3%	83.5%	68.2%
Metropolitan Area Subtotal / Weighted Average					170	91.2%	77.1%	69.4%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Dallas
5601 Headquarters Drive	Plano	TX	100.0%	2001	166	100.0%	100.0%	100.0%
6031 Connection Drive	Irving	TX	100.0%	1999	232	100.0%	100.0%	100.0%
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	100.0%	100.0%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	99.4%	99.4%	99.4%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	99.1%	99.1%	98.7%
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	98.5%	95.4%	93.1%
One Lincoln Park	Dallas	TX	100.0%	1999	262	91.6%	91.6%	86.6%
161 Corporate Center	Irving	TX	100.0%	1998	105	100.0%	100.0%	100.0%
Park Place on Turtle Creek	Dallas	TX	100.0%	1986	178	87.6%	87.6%	86.0%
Metropolitan Area Subtotal / Weighted Average					1,964	97.4%	97.0%	95.8%
Detroit
150 West Jefferson	Detroit	MI	100.0%	1989	487	84.2%	84.0%	61.8%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	100.0%	100.0%	100.0%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					817	90.6%	90.5%	77.2%
Central & South Florida
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	149	93.3%	93.3%	93.3%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	100.0%	100.0%
400 TownPark	Lake Mary	FL	100.0%	2008	176	90.9%	88.6%	46.0%
Metropolitan Area Subtotal / Weighted Average					473	94.5%	93.7%	77.8%
Houston
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					313	100.0%	100.0%	100.0%
Los Angeles
800 North Brand Boulevard	Glendale	CA	100.0%	1990	527	99.2%	99.2%	90.7%
1055 East Colorado Boulevard	Pasadena	CA	100.0%	2001	176	97.2%	97.2%	95.5%
Fairway Center II	Brea	CA	100.0%	2002	134	100.0%	100.0%	100.0%
1901 Main Street	Irvine	CA	100.0%	2001	173	93.1%	93.1%	93.1%
Metropolitan Area Subtotal / Weighted Average					1,010	97.9%	97.9%	93.2%
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	83.4%	81.7%	76.4%
US Bancorp Center	Minneapolis	MN	100.0%	2000	932	87.0%	85.6%	78.8%
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	95.8%	95.8%	95.8%
Metropolitan Area Subtotal / Weighted Average					1,617	88.9%	87.8%	82.9%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Nashville
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					513	100.0%	100.0%	100.0%
New York
2 Gatehall Drive	Parsippany	NJ	100.0%	1985	405	100.0%	100.0%	100.0%
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	93.9%	93.9%	91.9%
Copper Ridge Center	Lyndhurst	NJ	100.0%	1989	268	86.6%	86.6%	86.6%
60 Broad Street	New York	NY	100.0%	1962	1,029	96.4%	93.6%	92.3%
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	299	94.0%	94.0%	94.0%
Metropolitan Area Subtotal / Weighted Average					2,435	95.5%	94.3%	93.5%
Philadelphia
1901 Market Street	Philadelphia	PA	100.0%	1987	801	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					801	100.0%	100.0%	100.0%
Phoenix
River Corporate Center	Tempe	AZ	100.0%	1998	133	100.0%	100.0%	100.0%
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	100.0%	100.0%	100.0%
Chandler Forum	Chandler	AZ	100.0%	2003	150	100.0%	86.0%	86.0%
Metropolitan Area Subtotal / Weighted Average					432	100.0%	95.1%	95.1%
Washington, D.C.
1201 Eye Street	Washington	DC	49.5% (2)	2001	269	82.2%	82.2%	82.2%
1225 Eye Street	Washington	DC	49.5% (2)	1986	225	80.4%	79.6%	68.9%
400 Virginia Avenue	Washington	DC	100.0%	1985	224	83.5%	83.5%	83.5%
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	305	38.7%	36.7%	30.8%
9211 Corporate Boulevard	Rockville	MD	100.0%	1989	115	27.8%	—%	—%
9221 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%
One Independence Square	Washington	DC	100.0%	1991	334	25.4%	—%	—%
9200 Corporate Boulevard	Rockville	MD	100.0%	1982	109	—%	—%	—%
Two Independence Square	Washington	DC	100.0%	1991	606	100.0%	100.0%	100.0%
Piedmont Pointe I	Bethesda	MD	100.0%	2007	186	68.8%	68.8%	68.8%
Piedmont Pointe II	Bethesda	MD	100.0%	2008	223	59.6%	59.6%	52.0%
Arlington Gateway (3)	Arlington	VA	100.0%	2005	325	94.2%	94.2%	88.9%
Metropolitan Area Subtotal / Weighted Average					3,036	69.6%	65.4%	62.9%

Grand Total					21,531	88.8%	86.6%	80.6%

(1)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(2)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.
(3)
The property consists of approximately 334,000 square feet; however, due to the square footages referenced in several leases, the rentable square footage is currently 325,000 square feet. As the existing leases expire, the affected spaces will be re-leased to the correct square footages.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: market and economic conditions remain challenging in some markets we operate in and the demand for office space, rental rates and property values may continue to lag the general economic recovery causing our business, results of operations, cash flows, financial condition and access to capital to be adversely affected or otherwise impact performance, including the potential recognition of impairment charges; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions; acquisitions of properties may have unknown risks and other liabilities at the time of acquisition; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate; economic and regulatory changes, including accounting standards, that impact the real estate market generally; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may continue to adversely affect us and could cause us to recognize impairment charges or otherwise impact our performance; availability of financing and our lending banks' ability to honor existing line of credit commitments; we have significant indebtedness and may not be able to meet our debt service obligations; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; we may be subject to litigation, which could have a material adverse effect on our financial condition; changes in tax laws impacting real estate investment trusts and real estate in general, as well as our ability to continue to qualify as a real estate investment trust under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.